Comiskey & Company
Professional Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation into the S-1 Registration Statement of DMC Beverage Corp. of our report dated March 7, 2013, on our audits of the financial statements of DMC Beverage Corp. for the years ended December 31, 2012 and 2011.

Denver, Colorado
December 19, 2013

Comiskey & Company
PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants

7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com